Exhibit 99.1

4Q / FY 2019 Earnings Call January 22, 2020

2 Certain statements included in this presentation are forward - looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance . Such forward - looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward - looking statements . Words such as "expects," "will," "plans," "anticipates," "indicates," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward - looking statements . Additionally, forward - looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured . All forward - looking statements in this presentation are based upon information available to us on the date of this presentation . We undertake no obligation to publicly update or revise any forward - looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law . Our actual results could differ materially from these forward - looking statements due to numerous factors including, without limitation, the following : our ability to execute our strategic operating plan, including our growth, revenue - generating and cost - control initiatives ; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets) ; risks of doing business globally, including instability and political developments that may impact our operations in certain countries ; demand for travel and the impact that global economic and political conditions have on customer travel patterns ; our capacity decisions and the capacity decisions of our competitors ; competitive pressures on pricing and on demand ; changes in aircraft fuel prices ; disruptions in our supply of aircraft fuel ; our ability to cost - effectively hedge against increases in the price of aircraft fuel, if we decide to do so ; the effects of any technology failures or cybersecurity breaches ; disruptions to services provided by third - party service providers ; potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline ; our ability to attract and retain customers ; the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events ; the mandatory grounding of aircraft in our fleet ; disruptions to our regional network ; the impact of regulatory, investigative and legal proceedings and legal compliance risks ; the success of our investments in other airlines, including in other parts of the world ; industry consolidation or changes in airline alliances ; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers ; costs associated with any modification or termination of our aircraft orders ; disruptions in the availability of aircraft, parts or support from our suppliers ; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups ; any disruptions to operations due to any potential actions by our labor groups ; labor costs ; an outbreak of a disease that affects travel demand or travel behavior ; the impact of any management changes ; extended interruptions or disruptions in service at major airports where we operate ; U . S . or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom's withdrawal from the European Union) ; the seasonality of the airline industry ; weather conditions ; the costs and availability of aviation and other insurance ; the costs and availability of financing ; our ability to maintain adequate liquidity ; our ability to comply with the terms of our various financing arrangements ; our ability to realize the full value of our intangible assets and long - lived assets ; and other risks and uncertainties set forth under Part I, Item 1 A . , "Risk Factors," of our Annual Report on Form 10 - K for the fiscal year ended December 31 , 2018 , our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2019 , as well as other risks and uncertainties set forth from time to time in the reports we file with the U . S . Securities and Exchange Commission . Safe Harbor Statement

Opening Remarks Oscar Munoz Chief Executive Officer

4 4Q19 diluted earnings per share grew 50% YOY; 11 % on an adjusted basis ▪ Reported pre - tax earnings of $844M with a pre - tax margin of 7.8%, up 250bps versus 4Q18 ▪ Reported adjusted pre - tax earnings 1 of $889M with an adjusted pre - tax margin 1 of 8.2%, up 50bps versus 4Q18 ▪ Achieved fourth consecutive quarter of pre - tax margin expansion and fifth consecutive quarter of adjusted pre - tax margin expansion 1 1 Excludes special charges, unrealized gains/losses on investments and imputed interest on certain finance leases. For a GAAP t o non - GAAP reconciliation, see Appendix A. $1.69 $2.53 $2.40 $2.67 4Q18 4Q19 11% Diluted Earnings Per Share GAAP As adjusted 1

5 FY 2019 diluted earnings per share grew 51% YOY; 32% on an adjusted basis ▪ Reported pre - tax earnings of $3.9B with a pre - tax margin of 9.0%, up 260bps versus FY18 ▪ Reported adjusted pre - tax earnings 1 of $4.1B with an adjusted pre - tax margin 1 of 9.4%, up 170bps versus FY18 1 Excludes special charges, unrealized gains/losses on investments and imputed interest on certain finance leases. For a GAAP t o non - GAAP reconciliation, see Appendix A. $7.67 $11.58 $9.11 $12.05 FY18 FY19 32% Diluted Earnings Per Share GAAP As adjusted 1

6 Reached 2020 adjusted EPS target one year ahead of schedule ▪ Raised full year 2019 adjusted EPS guidance twice throughout 2019 despite an unusually high number of significant headwinds $12.05 October Update 2019E Initial Guidance 2019E July Update 2019E 2019 A 2 $10.00 - $12.00 $10.50 - $12.00 $11.25 - $12.25 Adjusted Diluted Earnings Per Share 1 1 Excludes special charges, unrealized gains/losses on investments and imputed interest on certain finance leases. 2 For a GAAP to non - GAAP reconciliation, see Appendix A.

Business Update Scott Kirby President

Customer Update Toby Enqvist Senior Vice President and Chief Customer Officer

9 Improving customer experience across the travel journey CRJ - 550 1:1 bins Enhanced gate areas

Commercial Update Andrew Nocella Executive Vice President and Chief Commercial Officer

11 Geographic region overview – consolidated 4Q PRASM up 0.8% year - over - year Domestic Latin Pacific Atlantic 1 Based on full year 2019 capacity . 2 During the third quarter of 2019 , United implemented a new revenue accounting software system which allowed it to more precisely determine the geographic regions associated with certain ancillary passenger revenue items . Prior to July 2019 , those ancillary revenue items were determined using an allocation method that was based on revenue from passenger travel . While the total passenger revenue is not impacted, the geographic totals for each period are not comparable year - over - year due to the change . The fourth quarter 2018 passenger revenue utilized in the year - over - year comparisons displayed reallocates these ancillary items using the 2019 allocation . For more information, please refer to United’s earnings release for the fourth quarter of 2019 , dated January 21 , 2020 . We expect first quarter 2020 year - over - year consolidated PRASM to be flat to up 2.0% % ASMs 1 4Q19 YOY PRASM H/(L) 2 Notes 57% 0.6% December above expectations 18% (0.2%) Strong US point - of - sale offset weak Europe point - of - sale 15% (1.2%) Continued weakness in Hong Kong and China 10% 6.3% Healthy demand in Brazil and Mexico

12 Commercial initiatives expected to drive long - term impact Product ▪ Expect ~90% of widebody aircraft will have Polaris seats by year - end 2020 Network ▪ Continued Premium Plus rollout, which created a 60 basis point tailwind for system PRASM in the fourth - quarter of 2019 ▪ Expect to grow business class capacity across Atlantic by ~20% in first half of 2020 Loyalty ▪ Finished second place in Business Travel News survey in late 2019, representing United’s best improvement in a single year ▪ Washington Dulles Polaris club scheduled to open Spring 2020 Segmentation ▪ In addition to international markets, Premium Plus is being sold on flights from Newark to Los Angeles and San Francisco

Financial Update Gerry Laderman Executive Vice President and Chief Financial Officer

14 FY 2019 diluted earnings per share up 51% year - over - year 1 Includes non - fuel operating expense and non - operating expense. $M 4Q19 4Q18 H/(L) FY19 FY18 H/(L) Total revenue $10,888 $10,491 3.8% $43,259 $41,303 4.7% Fuel expense 2,249 2,380 (5.5%) 8,953 9,307 (3.8%) Non - fuel expense 1 7,795 7,558 3.1% 30,392 29,348 3.6% Pre - tax earnings $844 $553 52.6% $3,914 $2,648 47.8% Net income $641 $461 39.0% $3,009 $2,122 41.8% Diluted earnings per share $2.53 $1.69 49.7% $11.58 $7.67 51.0% Weighted average shares, diluted 253.4 272.7 (7.1%) 259.9 276.7 (6.1%) Pre - tax margin 7.8% 5.3% 2.5 pts. 9.0% 6.4% 2.6 pts.

15 FY 2019 adjusted diluted earnings per share up 32% year - over - year Note: For a GAAP to non - GAAP reconciliation, see Appendix A. 1 Includes non - fuel operating expense and non - operating expense. 2 Excludes special charges, unrealized gains/losses on investments and imputed interest on certain finance leases. 3 Excludes special charges, unrealized gains/losses on investments, imputed interest on certain finance leases, and adjustments t o income taxes. $M 4Q19 4Q18 H/(L) FY19 FY18 H/(L) Total revenue $10,888 $10,491 3.8% $43,259 $41,303 4.7% Fuel expense 2,249 2,380 (5.5%) 8,953 9,307 (3.8%) Adjusted n on - fuel expense 1,2 7,750 7,300 6.2% 30,235 28,830 4.9% Adjusted pre - tax earnings 2 $889 $811 9.6% $4,071 $3,166 28.6% Adjusted net income 3 $676 $656 3.0% $3,131 $2,519 24.3% Adjusted diluted earnings per share 3 $2.67 $2.40 11.3% $12.05 $9.11 32.3% Weighted average shares, diluted 253.4 272.7 (7.1%) 259.9 276.7 (6.1%) Adjusted pre - tax margin 2 8.2% 7.7% 0.5 pts. 9.4% 7.7% 1.7 pts.

16 Total CASM decreased 1.3% in 4Q19 and 1.2% for FY 2019 Total CASM 1 YOY H/(L) (1.3%) (1.2%) FY19 4Q19 1Q20E 2 ~1.8% 1 CASM (operating expense per available seat mile). 2 Excludes special charges. While the company anticipates that it will record special charges throughout the year, at this time t he Company is unable to provide an estimate of these charges with reasonable certainty.

Non-fuel CASM increased 2.7% in 4Q19 and 1.0% for FY 2019


Non-fuel CASM[1]
YOY H/(L)
2.7%
1.0%
1.0% - 2.0%
4Q19
FY19
1Q20E[2]

2020 Expected Cost Headwinds

- Continued grounding of Boeing 737 MAX aircraft
- Labor rate increases

2020 Expected Cost Tailwinds

- Infrastructure utilization
- Productivity improvements

[1] Non-fuel CASM (operating expense per available seat mile) excludes fuel, profit sharing, third-party business expenses and special charges. For a GAAP to non-GAAP reconciliation, see Appendix A.
[2] Excludes special charges. While the company anticipates that it will record special charges throughout the year, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.

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18 Balance sheet and fleet update ▪ Repurchased $216M worth of shares in the fourth quarter of 2019 ▪ Approximately $3.1B remaining under current share repurchase program as of year - end 2019 ▪ During the quarter, took delivery of ― Two new Boeing 777 - 300ER aircraft ― Two new Boeing 787 - 10 aircraft ― Nine new Embraer E175 aircraft ― One used Boeing 737 - 700 aircraft ― One used Airbus A319 aircraft ▪ Announced order to purchase 50 new Airbus A321XLR aircraft Balance Sheet Fleet Update

First-quarter and full-year 2020 guidance summary

	1Q20	FY20
PRASM	0.0% – 2.0%	
CASMex[1]	1.0% - 2.0%	
Fuel price[2]	$2.04 - $2.14	
Adjusted diluted EPS[3]	$0.75 - $1.25	$11.00 - $13.00
Adjusted capex[4] ($B)		~$7.0

[1] Non-fuel CASM (operating expense per available seat mile) excludes fuel, profit sharing, third-party business expenses and special charges. While the Company anticipates that it will record special charges throughout the year, at this time the Company is unable to provide an estimate of these charges with reasonable certainty. For a GAAP to non-GAAP reconciliation, see Appendix A.
[2] Fuel price including taxes and fees. This price per gallon corresponds to fuel expense as reported in the Statements of Consolidated Operations.
[3] Excludes special charges and unrealized gains/losses on investments, the nature of which are not determinable at this time. Accordingly, UAL does not provide earnings guidance on a GAAP basis.
[4] Non-cash capital expenditures are not determinable at this time. Accordingly, the Company does not provide capital expenditures guidance on a GAAP basis.

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Question & Answer Session

Appendix A: reconciliation of GAAP to Non-GAAP financial measures

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted diluted earnings (loss) per share, adjusted non-fuel expense, adjusted net income (loss) and CASM, excluding special charges, third-party business expenses, fuel, and profit sharing, among others. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL believes that adjusting for unrealized (gains) losses on investments is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis. UAL believes that adjusting for interest expense related to finance leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense. For additional information related to special charges, see the press release issued by UAL, dated January 21, 2020, and furnished on that date with the U.S. Securities and Exchange Commission as an exhibit to UAL's Form 8-K. Reconciliations of reported non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

(In millions, except pre-tax margin and diluted earnings per share)	Three Months Ended December 31,		Year Ended December 31,	
Adjusted Pre-tax Income	2019	2018	2019	2018
Pre-tax income (GAAP)	$844	$553	$3,914	$2,648
Adjusted to exclude:				
Special charges	130	301	246	487
Unrealized (gains) losses on investments, net	(81)	(56)	(153)	5
Interest expense on ERJ 145 finance leases	(4)	13	64	26
Adjusted pre-tax income (Non-GAAP)	$889	$811	$4,071	$3,166
Adjusted Pre-tax Margin				
Total operating revenue	$10,888	$10,491	$43,259	$41,303
Pre-tax margin (GAAP)	7.8%	5.3%	9.0%	6.4%
Adjusted pre-tax margin (Non-GAAP)	8.2%	7.7%	9.4%	7.7%
Adjusted Diluted Earnings Per Share				
Diluted earnings per share (GAAP)	$2.53	$1.69	$11.58	$7.67
Adjusted to exclude:				
Special charges	0.52	1.10	0.95	1.76
Unrealized (gains) losses on investments, net	(0.32)	(0.21)	(0.59)	0.02
Interest expense on ERJ 145 finance leases	(0.02)	0.05	0.25	0.09
Income tax benefit related to adjustments	(0.04)	(0.21)	(0.14)	(0.41)
Special income tax adjustment	-	(0.02)	-	(0.02)
Adjusted diluted earnings per share (Non-GAAP)	$2.67	$2.40	$12.05	$9.11
Weighted average shares, diluted	253.4	272.7	259.9	276.7

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23 Appendix A: reconciliation of GAAP to Non - GAAP financial measures (continued) (in millions) Three Months Ended December 31, Year Ended December 31, Adjusted Non - Fuel Expense 2019 2018 2019 2018 Operating expenses (GAAP) $10,027 $9,856 $38,958 $38,074 Less: Aircraft fuel (2,249) (2,380) (8,953) (9,307) Add: Total nonoperating expense 17 82 387 581 Non - fuel expense 7,795 7,558 30,392 29,348 Adjusted to exclude: Special charges 130 301 246 487 Unrealized (gains) losses on investments, net (81) (56) (153) 5 Interest expense on ERJ 145 finance leases (4) 13 64 26 Adjusted non - fuel expense (Non - GAAP) $7,750 $7,300 $30,235 $28,830 Adjusted Net Income Net Income (GAAP) $641 $461 $3,009 $2,122 Adjusted to exclude: Special charges 130 301 246 487 Unrealized (gains) losses on investments, net (81) (56) (153) 5 Interest expense on ERJ 145 finance leases (4) 13 64 26 Income tax benefit related to adjustments (10) (58) (35) (116) Special Income tax adjustment − (5) − (5) Adjusted Net Income (Non - GAAP) $676 $656 $3,131 $2,519

Appendix A: reconciliation of GAAP to Non-GAAP financial measures (continued)

CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. UAL reports CASM excluding special charges, third-party business expenses, fuel and profit sharing. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

(¢/ASM, except percentage change)	Three Months Ended December 31,		% Increase/ (Decrease)	Year Ended December 31,		% Increase/ (Decrease)
Consolidated CASM excluding special charges, third-party business expenses, fuel and profit sharing	2019	2018		2019	2018	
Cost per available seat mile (CASM) (GAAP)	14.11	14.30	(1.3)	13.67	13.83	(1.2)
Special charges (a)	0.18	0.44	NM	0.09	0.18	NM
Third-party business expenses	0.07	0.03	133.3	0.06	0.04	50.0
Fuel expense	3.16	3.46	(8.7)	3.14	3.38	(7.1)
Profit sharing, including payroll taxes	0.17	0.12	41.7	0.17	0.12	41.7
Consolidated CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	10.53	10.25	2.7	10.21	10.11	1.0

Consolidated CASM excluding special charges, third-party business expenses, fuel and profit sharing	Estimated 1Q 2020			1Q 2019
Consolidated CASM excluding special charges (b) (Non-GAAP)	13.92	-	14.24	13.83
Third-party business expenses	0.06	-	0.07	0.05
Fuel expense (c)	3.09	-	3.24	3.08
Profit sharing	0.01	-	0.07	0.05
Consolidated CASM excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	10.76	-	10.86	10.65

(a) Special charges include the impact of certain primarily non-cash impairment, severance and other similar accounting charges.
(b) Excludes special charges. While the Company anticipates that it will record such special charges throughout the year in 2020, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(c) Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company's control.

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